UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 20, 2010

NEW ENERGY SYSTEMS GROUP
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34847	20-2132336
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

116 West 23rd St., 5th FL New York, NY 10011
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  917-573-0302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendment to Articles of Incorporation or Bylaws.

On October 20, 2010, New Energy Systems Group (the “Company”) filed an Amendment to its Certification of Designations, Preferences and Rights (the “Amendment”) for its Series A Convertible Preferred Stock (the “Series A”).  As a result of the Amendment, which was approved by Company’s board of directors and a majority of the Series A holders, the Series A is convertible at the option of the holder until June 29, 2011, when each issued and outstanding share of Series A shall be automatically convertible into one share of common stock.  Additionally, the Series A shall continue to be subject to a lock-up provision through June 29, 2011, provided, however, that the common stock issuable upon the optional conversion of the Series A shall not be subject to such lock-up limitations.

The foregoing description of the Amendment is a summary and is not complete.  Reference is made to the Amendment, which is filed as Exhibit 3.1 to this Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amendment to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, filed with the Secretary of State of Nevada on October 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2010

New Energy Systems Group

By:	/s/ Nian Chen
Nian Chen
Chief Executive Officer